UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On April 25, 2005, MGM MIRAGE, a Delaware corporation (the “Company”), consummated its acquisition of Mandalay Resort Group, a Nevada corporation (“Mandalay”), pursuant to that certain Agreement and Plan of Merger, dated as of June 15, 2004 (the “Merger Agreement”), among the Company, MGM MIRAGE Acquisition Co. #61, a Nevada corporation that was a wholly owned subsidiary of the Company (“Merger Sub”), and Mandalay. The Company’s acquisition of Mandalay was effected by merging Merger Sub with and into Mandalay (the “Merger”), with Mandalay continuing as the surviving corporation. As consideration for the Merger and pursuant to the terms of the Merger Agreement, the Company paid to Mandalay’s stockholders $71.00 in cash for each share of Mandalay common stock outstanding at the time of the Merger. In addition, each outstanding option to purchase Mandalay common stock became the right to receive the difference between $71.00 per share and the per share exercise price of such option, less withholding taxes, and each outstanding restricted share of Mandalay common stock became the right to receive $71.00. The consideration payable in connection with the Merger included equity value of approximately $4.8 billion and the assumption or repayment of outstanding Mandalay debt with a fair value of approximately $3.0 billion. The consideration for the Merger was funded from available borrowings under the Company’s $7.0 billion credit facility (comprised of a $5.5 billion senior revolving credit facility and a $1.5 billion senior term loan facility) which was made available concurrently with the Merger and from the proceeds from the disposition of Mandalay’s indirect interest in MotorCity Casino, which disposition was consummated immediately prior to the Merger. Under the terms of the Fourth Amended and Restated Loan Agreement, the borrowings under the credit facility will mature on the fifth anniversary of the date of the Merger.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     In connection with the Merger, the Company and certain domestic subsidiaries of the Company, including certain domestic subsidiaries of Mandalay, have guaranteed on an unconditional and absolute basis each of the following outstanding debt obligations of Mandalay: (i) $250 million in principal amount of 6.375% Senior Notes due 2011; (ii) $250 million in principal amount of 6.50% Senior Notes due 2009; (iii) $300 million in principal amount of 9.375% Senior Subordinated Notes due 2010; (iv) $200 million in principal amount of 9.50% Senior Notes due 2008; (v) $500 million in principal amount of 10.25% Senior Subordinated Notes due 2007; (vi) $392.1 million in principal amount of Floating Rate Convertible Senior Debentures due 2033; (vii) $150 million in principal amount of 7.0% Debentures due 2036; (viii) $4.3 million in principal amount of 6.7% Debentures due 2096; (ix) $200 million in principal amount of 6.45% Senior Notes due 2006; and (x) $150 million in principal amount of 7.625% Senior Subordinated Debentures due 2013. Such guaranties will terminate with respect to any such debt obligation upon, and to the extent of, repayment or other satisfaction of such debt obligation. In addition, with respect to any guarantor, the corresponding guaranty by such guarantor will terminate upon either the (i) sale or disposition of all of the capital stock, on all or substantially all of the assets, of such guarantor or (ii) termination of a guaranty by such guarantor of the Company’s credit facility.

     In connection with the Merger, Mandalay and certain domestic subsidiaries of Mandalay have guaranteed on an unconditional and absolute basis each of the following outstanding debt obligations of the Company: (i) $710 million in principal amount of 9.75% Senior Subordinated Notes due 2007; (ii) $825 million in principal amount of 8.50% Senior Notes due 2010; (iii) $400 million in principal amount of 8.375% Senior Subordinated Notes due 2011; (iv) $1,050 million in principal amount of 6.0% Senior Notes due 2009; (v) $525 million in principal amount of 5.875% Senior Notes due 2014; and (vi) $550 million in principal amount of 6.75% Senior Notes due 2012; as well as each of the following outstanding debt obligations of Mirage Resorts, Incorporated, a subsidiary of the Company: (i) $244.5 million in principal amount of 7.25% Senior Notes due 2006; (ii) $200 million in principal amount of 6.75% Notes due 2007, (iii) $100 million in principal amount of 7.25% Debentures due 2017; and (iv) $180.4 million in principal amount of 6.75% Notes due 2008.

     In addition, concurrently with the consummation of the Merger, certain domestic subsidiaries of the Company, including Mandalay and certain domestic subsidiaries of Mandalay, have guaranteed the obligation of the Company and MGM Grand Detroit, LLC under the Company's Fourth Amended and Restated Loan Agreement (the “Loan Agreement”). The Loan Agreement provides for a $7.0 billion credit facility comprised of a $5.5 billion senior revolving credit facility and a $1.5 billion senior term loan facility, in each case, maturing on the fifth anniversary of the date of the Merger. The interest rate on the credit facility is based on the bank reference rate or reserve adjusted LIBOR rate plus an applicable margin ranging from 0.75% to 1.75%.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN

OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

     As a result of the Merger and pursuant to Section 11.5 of that certain Indenture, dated March 21, 2003, between Mandalay and The Bank of New York, as the trustee, (the “Convertible Note Indenture”) the holders of the outstanding Floating Rate Convertible Senior Debentures due 2033 (the “Convertible Notes”) have the right to convert such Convertible Notes until fifteen days following the date of the Merger. Pursuant to Section 11.5, holders who elect to so convert will receive $71 per share of Common Stock of Mandalay such holders would have received had such holders converted such Convertible Notes into shares of Common Stock of Mandalay immediately prior to the Merger. As of March 31, 2005, there were an aggregate of $400 million in principal amount of the Convertible Notes outstanding. The right to convert the Convertible Notes under such Section 11.5 of the Indenture is in addition to the existing right to convert the Convertible Notes under Section 11.2 and announced in a press release issued by Mandalay on April 4, 2005.

     In addition, within 15 business days from the date of the Merger and to the extent that any Convertible Notes remain outstanding as of such date, Mandalay will, pursuant to the terms of the Convertible Note Indenture and as a result of the change in control of Mandalay resulting from the Merger, offer to purchase all such outstanding Convertible Notes, with such offer to remain open at least 20 business days, at a price equal to the original principal amount of such Convertible Notes plus any accrued interest thereon.

     Furthermore, as a result of the Merger and pursuant to the terms of the corresponding indentures, Mandalay will offer to purchase all of the (i) $250 million in principal amount of 6.375% Senior Notes due 2011, (ii) $250 million in principal amount of 6.50% Senior Notes due 2009, (iii) $300 million in principal amount of 9.375% Senior Subordinated Notes due 2010, (iv) $200 million in principal amount of 9.50% Senior Notes due 2008, and (v) $500 million in principal amount of 10.25% Senior Subordinated Notes due 2007. Pursuant to the terms of such indentures, Mandalay will initiate such offer within 30 days of the Merger, will keep such offer open for at least 20 business days and will purchase all such notes tendered therein at a price equal to 101% of the principal amount thereof and any accrued interest thereon.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

     The audited financial statements, including the notes thereto, of Mandalay as of the fiscal years ended January 31, 2004 and January 31, 2005 and for the fiscal years ended January 31, 2003, January 31, 2004 and January 31, 2005, and the accountants’ reports related thereto are, in each case, set forth in Mandalay’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

     (b) Pro Forma Financial Information.

     The Company intends to file pro forma information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

     (c) Exhibits:

10 Agreement and Plan of Merger, dated as of June 15, 2004, by and among MGM MIRAGE, MGM MIRAGE Acquisition Co. #61, and Mandalay Resort Group.

23 Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.

99 The audited consolidated financial statements of Mandalay Resort Group as of the fiscal years ended January 31, 2004 and 2005 and for the fiscal years ended January 31, 2003, January 31, 2004 and January 31, 2005 and the report of independent registered public accounting firm with respect thereto, in each case, included in Item 8, “Financial Statements and Supplemental Data,” of Mandalay’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005. (2)

(1) Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 001-10362) and incorporated herein by reference.

(2) Exhibit 99 is set forth in Mandalay’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 (File No.001-08570) filed on April 18, 2005 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: April 27, 2005	By:	/s/ BRYAN L. WRIGHT
	Name:	Bryan L. Wright
	Title:	Senior Vice President - Assistant General Counsel &
Assistant Secretary

INDEX TO EXHIBITS

No.	Description
10	Agreement and Plan of Merger, dated as of June 15, 2004, by and among MGM MIRAGE, MGM MIRAGE Acquisition Co. #61, and Mandalay Resort Group.

23	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.

99	The audited consolidated financial statements of Mandalay Resort Group as of the fiscal years ended January 31, 2004 and 2005 and for the fiscal years ended January 31, 2003, January 31, 2004 and January 31, 2005 and the report of independent registered public accounting firm with respect thereto, in each case, included in Item 8, “Financial Statements and Supplemental Data,” of Mandalay’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005. (2)

(1)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 001-10362) and incorporated herein by reference.

(2)	Exhibit 99 is set forth in Mandalay’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 (File No.001-08570) filed on April 18, 2005 and is incorporated herein by reference.